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                                                                   Exhibit 10.13
                                   AGREEMENT

             MADE as of this 16th day of July 1996, by and between:
                RAJ REDDY, an individual, ("REDDY" hereinafter)

                                      AND

         SEEC, INC., a Pennsylvania corporation, ("SEEC" hereinafter),

                                  WITNESSETH:

        WHEREAS, REDDY has paid funds to SEEC totalling $75,000.00 to finance research and development of the PRODUCT as hereinafter defined, and has therefore acquired an interest in the PRODUCT; and

        WHEREAS, SEEC wishes to purchase REDDY'S said interest in the PRODUCT for a total consideration of sixty six thousand six hundred and eighty eight shares of SEEC'S common stock; and

        WHEREAS, REDDY is willing to take the aforesaid shares of SEEC stock as full payment for his interest in the said PRODUCT;

                                 NOW THEREFORE:

For and in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto do covenant and agree as follows:

Section 1. Definitions: For the purposes of this Agreement, the following words shall have the following meanings:

(a) "PRODUCT"       means a Parser for embedded TOTAL/SUPRA database
                    manipulation language (DML), which will enable analysis and loading of database operations in COBOL programs that use
                    Cincom's TOTAL and SUPRA databases. The products are written using LEX and YACC and require understanding the syntax and semantics of the DML.

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Section 2. Payment of Purchase Price. SEEC hereby transfers and assigns to
REDDY, free and clear of all liens, claims and encumbrances, all right title and interest in and to Share Certificate No. 18 representing sixty six thousand six hundred and eighty eight (66,688) shares of the common stock of SEEC ("Share Certificate"), in full payment of REDDY'S interest in the PRODUCT. REDDY hereby acknowledges receipt of the said Share Certificate. SEEC warrants that it has the legal ability to issue the shares represented by the said Share Certificate, and that the said shares are free and clear of all liens, claims and encumbrances.

Section 3. Transfer of REDDY'S Interest in the PRODUCT. REDDY hereby assigns, transfers, remises and forever quitclaims to SEEC, free and clear of all liens, claims and encumbrances, all of REDDY'S right, title and interest in and to the PRODUCT whatsoever, whether legal or equitable, whether statutory or under common law, which interest arose out of REDDY'S funding of the research and development of the PRODUCT. This assignment and transfer does not renounce any interest which REDDY may have in the PRODUCT deriving from his status as an existing shareholder of SEEC, which interest he shares with all other shareholders of SEEC REDDY warrants that he has the legal ability to transfer and assign to SEEC his aforesaid interest in the PRODUCT, and that the said interest is free and clear of all liens, claims and encumbrances.

Section 4. Binding Arbitration: The parties agree that all claims, disputes and other matters in question between them, arising out of or related to this Agreement, and the rights, duties and obligations arising thereunder or the breach thereof, shall be decided by common-law arbitration in Pittsburgh, PA, in accordance with the Rules of the American Arbitration Association then prevailing, unless the parties mutually agree otherwise. The parties agree that with regard to all such claims, disputes and remedies, arising out of this Agreement, the American Arbitration Association, and the Federal and State Courts in Pittsburgh, PA and applicable appellate courts, shall have jurisdiction over their persons. This Agreement shall not be construed as a consent to arbitrate any dispute with any person who is not a party to this Agreement, unless either party also has an agreement with such third party or parties to resolve or adjudicate all disputes and claims between them, by binding arbitration, and the subject matter is in any way related to the subject matter of this Agreement.

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Section 5. Governing Law: This Agreement shall be governed by Pennsylvania law, excluding only its laws on conflicts of laws.

Section 6. Waiver: No action or failure to act by either party shall constitute a waiver of any right or duty accorded to any of them under this Agreement, nor shall any such action or failure to act constitute an approval of, or acquiescence in, any breach hereunder, except as may be specifically agreed to in writing.

Section 7. Integration and Amendments. The terms and conditions contained herein constitute the full understanding of the parties, a complete allocation of the risks between them, and a complete and exclusive statement of the terms and conditions of their agreement. No conditions, representations, usages of trade, understandings, or agreements, not contained herein, and purporting to modify, waive, vary, explain or supplement the terms or conditions of this contract shall be binding unless hereafter made in writing and signed by a duly authorized representative of the party to be bound.

Section 8. Successors and Assigns. The terms and conditions of this Agreement shall be binding on the parties, their respective executors, personal representatives, heirs, successors in interest and assigns.

Section 9. Gender and Number. All references in this Agreement to the singular and/or to the masculine gender, shall be deemed to include the plural and/or feminine, where appropriate.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, as of the date first above written.

WITNESS

                                 /s/ RAJ REDDY
-------------------              ------------------------
                                   RAJ REDDY

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ATTEST:                               SEEC, INC.,

                       (SEAL)         /s/ RAVINDRA KOKA
-----------------------               --------------------------
Secretary or Treasurer                   President.



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